UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 17, 2015, TransAtlantic Petroleum Ltd. (the “Company”) unwound the remaining volumes of its crude oil hedge collars and three-way collars for the period from December 1, 2015 through March 31, 2019 and purchased additional puts with a $50.00 strike price in replacement of a portion of the unwound volumes (the “Hedging Transactions”).  The Company’s current crude oil hedged collar remains in place through the end of November 2015. The puts with a $50.00 strike price were purchased pursuant to the requirements of the Company’s senior secured credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA and the International Finance Corporation. The estimated fair value of the Company’s hedge position at November 18, 2015 was $4.7 million, including $0.9 million for the remaining collar.

The Hedging Transactions resulted in proceeds of $11.3 million. The Company used the proceeds to repay indebtedness under the Company’s Senior Credit Facility.

The following tables show the Company’s derivative position as of November 17, 2015 after giving effect to the Hedging Transactions:

			Weighted	Weighted
			Average	Average
		Quantity	Minimum	Maximum Price
Type	Period	(Bbl/day)	Price (per Bbl)	(per Bbl)

Collar	November 1, 2015—November 30, 2015	1,082	$73.44	$80.22

			Weighted
		Quantity	Average
Type	Period	(Bbl/day)	Price (per Bbl)

Put	November 1, 2015—November 30, 2015	437	$50.00
Put	December 1, 2015—December 31, 2015	1,047	$50.00
Put	January 1, 2016—December 31, 2016	806	$50.00
Put	January 1, 2017—December 31, 2017	610	$50.00
Put	January 1, 2018—December 31, 2018	494	$50.00
Put	January 1, 2019—March 31, 2019	443	$50.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 19, 2015

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad Burkhardt
Chad Burkhardt
Vice President, General Counsel and Corporate Secretary